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                                  EXHIBIT 23.1

                   CONSENT OF VAVRINEK, TRINE, DAY & CO., LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent, to the inclusion of our Independent Auditor's Report dated January 10, 2001 regarding the consolidated balance sheets of VIB Corp and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in the Registration Statements on Form S-8 (Registration No. 333-50701) of the VIB Corp Stock Option Plan and (Registration No. 333-91735) of the VIB Corp 401(k) Plan, filed with the Securities and Exchange Commission.

                       /s/ Vavrinek, Trine, Day & Co., LLP
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                         Vavrinek, Trine, Day & Co., LLP


March 12, 2001
Laguna Hills, California


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